                                                                     EXHIBIT T3C


--------------------------------------------------------------------------------
                                                                  EXECUTION COPY



                                EOTT ENERGY LLC,


                           EOTT ENERGY FINANCE CORP.,


                  THE CURRENT AND FUTURE SUBSIDIARY GUARANTORS

                                       and

                              THE BANK OF NEW YORK

                                   As Trustee

                                 ---------------

                                    INDENTURE

                           Dated as of March 1, 2003


                                 ---------------


                                  $104,000,000



                            9% Senior Notes due 2010







--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................................2
Section 1.1       Certain Terms Defined...........................................................................2
Section 1.2       Other Definitions..............................................................................30
Section 1.3       Incorporation by Reference of Trust Indenture Act..............................................30
Section 1.4       Rules of Construction..........................................................................31
ARTICLE II. THE NOTES............................................................................................31
Section 2.1       Forms Generally................................................................................31
Section 2.2       Title and Terms................................................................................32
Section 2.3       Denominations..................................................................................33
Section 2.4       Execution of Notes.............................................................................33
Section 2.5       Registration of Transfer and Exchange..........................................................34
Section 2.6       Temporary Notes................................................................................36
Section 2.7       Mutilated, Destroyed, Lost or Stolen Notes.....................................................36
Section 2.8       Cancellation of Surrendered Notes..............................................................37
Section 2.9       Provisions of the Indenture and Notes for the Sole Benefit of the Parties and the Holders......37
Section 2.10      Payment of Interest; Rights Preserved..........................................................37
Section 2.11      Notes Payable in Dollars.......................................................................38
Section 2.12      Wire Transfers.................................................................................38
Section 2.13      Notes Issuable in the Form of Global Notes.....................................................38
Section 2.14      Defaulted Interest.............................................................................40
Section 2.15      Legend.........................................................................................41
ARTICLE III. REDEMPTION AND PREPAYMENT...........................................................................41
Section 3.1       Optional Redemption............................................................................41
Section 3.2       Mandatory Redemption...........................................................................41
Section 3.3       Offer to Purchase by Application of Excess Proceeds............................................41
ARTICLE IV. SUCCESSORS...........................................................................................43
Section 4.1       Merger, Consolidation, or Sale of Assets.......................................................43
Section 4.2       Successor Corporation Substituted..............................................................45
ARTICLE V. COVENANTS.............................................................................................46
Section 5.1       Payment of Principal of, and Premium, if any, and Interest on, the Notes.......................46
Section 5.2       Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment
                  of the Notes...................................................................................46
Section 5.3       Appointment to Fill a Vacancy in the Office of Trustee.........................................47
Section 5.4       Duties of Paying Agents, etc...................................................................47
Section 5.5       Further Instruments and Acts...................................................................48
Section 5.6       Maintenance of Properties......................................................................48
Section 5.7       Payment of Taxes and Other Claims..............................................................48
Section 5.8       Corporate or Company Existence.................................................................48
Section 5.9       Compliance Certificate.........................................................................49
Section 5.10      Stay, Extension and Usury Laws.................................................................49
Section 5.11      Restricted Payments............................................................................50
Section 5.12      Incurrence of Indebtedness and Issuance of Disqualified Equity.................................52
Section 5.13      Sale and Lease-Back Transactions...............................................................54
Section 5.14      Asset Sales....................................................................................54
Section 5.15      Liens..........................................................................................56
Section 5.16      Dividend and Other Payment Restrictions Affecting Subsidiaries.................................56
Section 5.17      Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries..............57
Section 5.18      Transaction with Affiliates....................................................................58
Section 5.19      Offer to Repurchase Upon Change of Control.....................................................59
Section 5.20      Additional Subsidiary Guarantees...............................................................61
Section 5.21      Designation of Restricted and Unrestricted Subsidiaries........................................61
Section 5.22      Business Activities............................................................................62

Section 5.23      Restrictions on Nature of Indebtedness and Activities of EOTT Finance..........................62
Section 5.24      Payments for Consent...........................................................................62
ARTICLE VI. HOLDERS' LISTS AND REPORTS BY THE ISSUERS AND THE TRUSTEE............................................62
Section 6.1       Issuers to Furnish Trustee Information as to Names and Addresses of Holders; Preservation of
                  Information....................................................................................62
Section 6.2       Communications to Holders......................................................................63
Section 6.3       Reports by Issuers.............................................................................63
Section 6.4       Reports by Trustee.............................................................................63
Section 6.5       Record Dates for Action by Holders.............................................................64
ARTICLE VII. DEFAULTS AND REMEDIES...............................................................................64
Section 7.1       Events of Default..............................................................................64
Section 7.2       Acceleration...................................................................................66
Section 7.3       Other Remedies.................................................................................66
Section 7.4       Waiver of Past Defaults........................................................................67
Section 7.5       Control by Majority............................................................................67
Section 7.6       Limitation on Suits............................................................................67
Section 7.7       Rights of Holders of Notes to Receive Payment..................................................68
Section 7.8       Collection Suit by Trustee.....................................................................68
Section 7.9       Trustee May File Proofs of Claim...............................................................68
Section 7.10      Priorities.....................................................................................69
Section 7.11      Undertaking for Costs..........................................................................69
ARTICLE VIII. CONCERNING THE TRUSTEE.............................................................................69
Section 8.1       Certain Duties and Responsibilities............................................................69
Section 8.2       Certain Rights of Trustee......................................................................71
Section 8.3       Trustee Not Liable for Recitals in Indenture or in the Notes...................................72
Section 8.4       Trustee, Paying Agent or Registrar May Own Notes...............................................72
Section 8.5       Moneys Received by Trustee to Be Held in Trust.................................................72
Section 8.6       Compensation and Reimbursement.................................................................72
Section 8.7       Right of Trustee to Rely on an Officers' Certificate Where No Other Evidence Specifically
                  Prescribed.....................................................................................73
Section 8.8       Separate Trustee; Replacement of Trustee.......................................................73
Section 8.9       Successor Trustee by Merger....................................................................74
Section 8.10      Eligibility; Disqualification..................................................................75
Section 8.11      Preferential Collection of Claims Against Issuers..............................................75
Section 8.12      Compliance with Tax Laws.......................................................................75
ARTICLE IX. CONCERNING THE HOLDERS...............................................................................75
Section 9.1       Evidence of Action by Holders..................................................................75
Section 9.2       Proof of Execution of Instruments and of Holding of Notes......................................76
Section 9.3       Who May Be Deemed Owner of Notes...............................................................76
Section 9.4       Instruments Executed by Holders Bind Future Orders.............................................76
ARTICLE X. SUPPLEMENTAL INDENTURES...............................................................................77
Section 10.1      Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders.......77
Section 10.2      Modification of Indenture with Consent of Holders of Notes.....................................78
Section 10.3      Effect of Supplemental Indentures..............................................................79
Section 10.4      Notes May Bear Notation of Changes by Supplemental Indentures..................................80
ARTICLE XI. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................................................80
Section 11.1      Option to Effect Legal Defeasance or Covenant Defeasance.......................................80
Section 11.2      Legal Defeasance and Discharge.................................................................80
Section 11.3      Covenant Defeasance............................................................................81
Section 11.4      Conditions to Legal or Covenant Defeasance.....................................................81
Section 11.5      Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous
                  Provisions.....................................................................................82
Section 11.6      Repayment to Issuers...........................................................................83
Section 11.7      Reinstatement..................................................................................83
ARTICLE XII. SUBSIDIARY GUARANTEES...............................................................................84
Section 12.1      Subsidiary Guarantees..........................................................................84

Section 12.2      Limitation on Liability........................................................................85
Section 12.3      Successors and Assigns.........................................................................86
Section 12.4      No Waiver......................................................................................86
Section 12.5      Modification...................................................................................86
Section 12.6      Execution of Supplemental Indenture for Future Subsidiary Guarantors...........................86
ARTICLE XIII. MISCELLANEOUS PROVISIONS...........................................................................87
Section 13.1      Successors and Assigns of Issuers Bound by Indenture...........................................87
Section 13.2      Acts of Board, Committee or Officer of Successor Company Valid.................................87
Section 13.3      Required Notices or Demands....................................................................87
Section 13.4      Indenture and Notes to Be Construed in Accordance with the Laws of the State of New York.......88
Section 13.5      Officers' Certificate and Opinion of Counsel to Be Furnished upon Application or Demand by the
                  Issuers........................................................................................88
Section 13.6      Payments Due on Legal Holidays.................................................................88
Section 13.7      Provisions Required by Trust Indenture Act to Control..........................................88
Section 13.8      Computation of Interest on Notes...............................................................89
Section 13.9      Rules by Trustee, Paying Agent and Registrar...................................................89
Section 13.10     No Recourse Against Others.....................................................................89
Section 13.11     Severability...................................................................................89
Section 13.12     Effect of Headings.............................................................................89
Section 13.13     Indenture May Be Executed in Counterparts......................................................89


Exhibit A         -        Form of Notes
Exhibit B         -        Form of Legend for Global Notes
Exhibit C         -        Form of Legend for Transfer Restricted Note
Exhibit D         -        Transferee Certificate for Institutional Accredited Investors
Exhibit E         -        Form of Supplemental Indenture

         THIS INDENTURE dated as of March 1, 2003 (the "INDENTURE") among EOTT Energy LLC, a Delaware limited liability company, (the "COMPANY"), and the following direct or indirect wholly-owned subsidiaries of the Company: EOTT Energy Finance Corp., a Delaware corporation ("EOTT FINANCE" and, together with the Company, the "ISSUERS"), EOTT Energy Partners, L.P., a Delaware limited partnership ("EPLP"), EOTT Energy General Partner, L.L.C., a Delaware limited liability company ("EOTT GP LLC"), EOTT Energy Operating Limited Partnership, a Delaware limited partnership ("OLP"), EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership ("PLP"), EOTT Energy Canada Limited Partnership, a Delaware limited partnership ("CLP"), EOTT Energy Liquids L.P., a Delaware limited partnership ("ELP" and, together with EPLP, EOTT GP LLC, OLP, PLP, and CLP, the "SUBSIDIARY GUARANTORS") and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

                             RECITALS OF THE ISSUERS

         On October 8, 2002, EOTT Finance, EOTT GP LLC, EPLP, OLP, PLP, CLP and ELP filed the Bankruptcy Case (as hereinafter defined) under chapter 11 of the Bankruptcy Code (as hereinafter defined).

         Pursuant to the Joint Chapter 11 Plan filed by EOTT Finance, EOTT GP LLC, EPLP, OLP, PLP, CLP and ELP, ("PLAN OF REORGANIZATION") and confirmed in connection with the Bankruptcy Case,

                  (a) the 11% Senior Notes due 2009 ("OLD NOTES") issued by EPLP and EOTT Finance were cancelled, and

                  (b) each holder of a Class 5A, 5B, 5C, 5D, 5E, 5F, or 5G Allowed General Unsecured Claim (as defined in the Plan of Reorganization), which includes former holders of Old Notes, or a Class 5.1H Allowed Indemnifiable General Unsecured Claim (as defined in the Plan of Reorganization) ("ALLOWED CLASS 5 CLAIMS") is entitled to receive, among other consideration, a pro rata share of the Notes issued under this Indenture based on the aggregate amount of Allowed Class 5 Claims.

         The Issuers have duly authorized the creation of a series of Notes denominated as their 9% Senior Notes due 2010 (the "NOTES"), of substantially the tenor and principal amounts hereinafter set forth, and to provide therefore the Issuers have duly authorized the execution and delivery of this Indenture.

         Pursuant to the Plan of Reorganization, the Notes are to be originally issued in an aggregate principal amount of $104,000,000 on the date hereof; and up to an additional $10,660,000 in aggregate principal amount of PIK Notes may be originally issued to pay accrued interest due and payable on the first two Interest Payment Dates (as defined herein).

         The Company shall cause each of its Restricted Subsidiaries (as defined herein) formed or acquired after the date hereof to execute and deliver a supplement hereto pursuant to which such Restricted Subsidiary shall agree to be bound by the terms of this Indenture, as if it were an original party hereto, and to guarantee the Issuer's obligations under this Indenture and the Notes, thereby becoming a Subsidiary Guarantor for purposes of this Indenture.

         All things necessary have been done on the part of the Issuers to make the Notes, when issued and executed by the Issuers and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Issuers, in accordance with their respective terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and pursuant to the Plan of Reorganization, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, without preference of any Notes over any other Notes as a result of any different dates of their original issuance, as follows:

                                   ARTICLE I.
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.1 CERTAIN TERMS DEFINED. The terms defined in this Section
1.1 (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force and effect on the date hereof.

         "ACQUIRED DEBT" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specific Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include a Restricted Subsidiary of any specified Person.

         "ALLOWED CLASS 5 CLAIMS" has the meaning assigned to it in the recitals.

         "ASSET SALE" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices and sales of accounts receivable to provide working capital or other financing for the Company's business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company or the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 5.19 hereof and/or Article IV hereof and not by
         Section 5.14 hereof; and

                  (2) the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiary.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2.5 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $2.5 million;

                  (2) a transfer of assets to the Company or to a Restricted Subsidiary;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

                  (4) a Restricted Payment that is permitted by the covenant described above under Section 5.11 hereof;

                  (5) any sale, transfer, exchange or other disposition of hydrocarbons in the ordinary course of the business conducted by the Company or any Restricted Subsidiary;

                  (6) sales of Hedging Obligations and other financial instruments entered into in the ordinary course of the business of the Company and its Restricted Subsidiaries; and

                  (7) any sale, transfer or other disposition of Cash
         Equivalents.

         "ATTRIBUTABLE DEBT" in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "BANKRUPTCY CASE" means the bankruptcy cases filed by EOTT Finance, EOTT GP LLC, EPLP, OLP, PLP, CLP and ELP under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, which are jointly administered under bankruptcy case no. 02-21730.

         "BANKRUPTCY CODE" means Title 11, U.S. Code, as amended.

         "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means the Board of Directors as defined in the LLC Agreement, as such board may be constituted from time to time, and any other board of directors or governing body performing similar functions for a successor to the Company hereunder.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Company's Board of Directors and to be in full force and effect on the date of such certificate, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by the Subsidiary's Board of Directors and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "CASH EQUIVALENT" means:

                  (1) United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit, time deposits and Eurodollar deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (2) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the unitholders of the Company immediately prior to such merger or consolidation; (3) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Equity Interests in the Restricted Subsidiaries, to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary); (4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the

Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the holders of Voting Stock of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (5) the liquidation or dissolution of the Company.

         "CLP" means EOTT Energy Canada Limited Partnership, a Delaware limited partnership.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereunder issued by the Internal Revenue Service.

         "COMMODITY HEDGING AGREEMENT" means, with respect to any Person, any commodity price swap agreement, commodity price collar agreement, commodity price exchange agreement, currency hedge related to hydrocarbon sales, option or futures contract or other similar agreement or arrangement or hydrocarbon hedge contract or forward sale contract, in each case designed to protect such Person against fluctuations in commodity prices.

         "COMMON UNITS" means the common units of membership interest in the Company, as defined in the LLC Agreement.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President or any Vice President, and its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "CONSOLIDATED BORROWING BASE AMOUNT" means an amount equal to the average of the sums, at the end of each of the Company's four most recent fiscal quarters for which interim financial statements are available, of (1) 30% of the book value (calculated on a first in, first out basis) of Eligible Accounts Receivable of the Company and its Restricted Subsidiaries and (2) 30% of the book value of the consolidated Inventory of the Company and its Restricted Subsidiaries, in each case as determined in accordance with GAAP.

         "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) any amount equal to any extraordinary loss of such Person and its Restricted Subsidiaries plus any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs, fees and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings and net payments, if any, pursuant to Currency Agreements and Interest Rate Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary); minus

                  (5) non-cash items (including non-cash gains resulting from "marking to market" any Hedging Obligations) increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; plus

                  (6) any non-cash deductions resulting from "marking to market" any Hedging Obligations.

         "CONSOLIDATED DISTRIBUTABLE CASH FLOW" means with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

                  (1) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary); plus

                  (2) deferred taxes of such Person and its Restricted Subsidiaries, to the extent such deferred taxes were deducted in calculated Consolidated Net Income; plus (or if negative minus)

                  (3) net changes in consolidated working capital of the Person and its Restricted Subsidiaries during such period; plus (or if negative minus)

                  (4) net changes in any consolidated reserves of the Person and its Restricted Subsidiaries during such period; minus

                  (5) capital expenditures made by such Person and its Restricted Subsidiaries during such period.

         "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary;

                  (2) the aggregate Net Income (but not loss) of any Restricted Subsidiary that is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions directly or indirectly to such Person shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person with respect to such period; and

                  (3) the cumulative effect of a change in accounting principles shall be excluded.

         "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.

         "CREDIT FACILITIES" means, with respect to the Issuers or any Restricted Subsidiary, one or more debt, commercial paper or other facilities (including (a) the Letter of Credit Agreement, dated as of March 1, 2003, among OLP, PLP, CLP and ELP, as borrowers, and the Company and EOTT GP LLC, as guarantors, Standard Chartered Bank ("SCB"), as letter of credit agent, issuer and collateral agent, and the letter of credit participants party thereto, (b) the Second Amended and Restated Commodities Repurchase Agreement, dated as of March 1, 2003, among OLP, Standard Chartered Trade Services Corporation and SCB,
(c) the Second Amended and Restated Receivables Purchase Agreement, dated as of March 1, 2003, among OLP, Standard Chartered Trade Services Corporation and SCB, and (d) the Term Loan Agreement, dated as of March 1, 2003, among OLP, PLP, CLP and ELP, as borrowers, and the Company and EOTT GP LLC, as guarantors, Lehman Brothers Inc., as term lender agent and the term lenders party thereto) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or purchasers or to special purpose, bankruptcy remote entities formed to borrow from or sell to such lenders or purchasers) or letters of credit or guarantees, in each case together with any extensions, revisions, amendments, restatements, refinancings or replacements thereof in whole or in part.

         "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement as to which such Person is a party or beneficiary and which is designed to protect such Person against fluctuations in currency exchange rates.

         "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITARY AGENT" means the Depositary Agent as defined in the Depositary Agreement.

         "DEPOSITARY AGREEMENT" means the Depositary Agent Agreement by and among the Issuers and the Bank of New York, as Depositary Agent, dated March 1, 2003.

         "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

         "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Equity Interests in the Company) in or with respect to such transaction or series of transactions.

         "DISQUALIFIED EQUITY" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because of holders thereof have the right to require the Company or a Restricted Subsidiary to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that the Company or Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 5.11 hereof; and provided further, that "Disqualified Equity" shall not include any Equity Interest that is solely redeemable with or solely exchangeable for Equity Interests of such Person that are not Disqualified Equity.

         "ELIGIBLE ACCOUNTS RECEIVABLE" means consolidated accounts receivable of the Company and its Restricted Subsidiaries that are not more than 60 days past due under their scheduled payment terms.

         "ELP" means EOTT Energy Liquids L.P., a Delaware limited partnership.

         "EOTT FINANCE" means EOTT Energy Finance Corp., a Delaware corporation.

         "EOTT GP LLC" means EOTT Energy General Partner, L.L.C., a Delaware limited liability company.

         "EPLP" means EOTT Energy Partners, L.P., a Delaware limited partnership.

         "EQUITY INTERESTS" means:

                  (1) in the case of a corporation, capital stock;

                  (2) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

                  (3) in the case of an association or business entity (other than a corporation, partnership or limited liability company) any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Persons, and any rights (other than debt securities convertible into capital stock) warrants or options exchangeable for or convertible into such capital stock; and

                  (5) all warrants, options or other rights to acquire any of the interests described in clauses (1) through (4) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (1) through (4) above).

         "EVENT OF DEFAULT" has the meaning specified in Section 7.1 hereof.

         "EXISTING INDEBTEDNESS" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

         "FIXED CHARGES" means, with respect to any Person for any period, without duplication, (A) the sum of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs, fees and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest components of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings and net payments, if any, pursuant to Currency Agreements and Interest Rate Agreements; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

                  (4) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Person (other than Disqualified Equity) or to the Person or a Restricted Subsidiary of the Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; less

         (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, Incurring any such

Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity. In the case of both (A) and (B), such amounts will be determined after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and in accordance with GAAP.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence (and the application of the net proceeds thereof), assumption, guarantee, repayment, or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is Incurred to finance the acquisition of assets, there shall be included pro forma net income for such assets computed as provided in clause (1) below, as if such assets had been acquired on the first day of such period).

         In addition, for purposes of calculation the Fixed Charge Coverage
Ratio:

                  (1) acquisitions of businesses or assets (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause
         (3) of the proviso set forth in the definition of Consolidated Net Income, provided, however, that the Consolidated Cash Flow generated by acquired assets for which no historical financial statements are available from the seller for the period prior to its acquisition shall be determined (in the reasonable and customary determination of the Chief Financial Officer of the Company and as submitted to and approved by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) (a) in the case of the acquisition of lease barrel contracts, on the basis of the number of annual (or annualized) lease barrels included in such assets times the Consolidated Cash Flow per lease barrel of the Company and its Restricted Subsidiaries for the four-quarter reference period and (b) in the case of the acquisition of common carrier pipelines to the extent not included in clause (a), on the basis of (i) the then applicable tariff per barrel established by the Federal Energy Regulatory Commission (FERC), or other applicable governmental regulatory authority, as set forth in a schedule provided by the seller, or such pipelines multiplied by the amount of the volume transported for third parties over the four-quarter reference period (or the annualized average of third party volumes available from the seller, if volumes for the four-quarter reference period are not available from the seller) on such pipelines, less (ii) the amount of the volume transported for third parties over the four-quarter reference period (or the annualized average of third party volumes available from the seller, if volumes for the four-quarter reference period are not available from the seller) on such pipelines multiplied by the average operating cost (calculated on a basis consistent with the Company's historical financial statements) per barrel for common carrier pipelines of the Company and its Restricted Subsidiaries for the four-quarter reference period; provided that in the case of an acquisition or series of related acquisitions aggregating in excess of $55.0 million, such pro forma Consolidated Cash Flow shall be determined in accordance with this paragraph in writing by an accounting or investment banking firm of national standing;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or business disposed of prior to the Calculation Date, shall be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or business disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (4) interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Interest Rate Agreements with respect thereto then in effect; and

                  (5) if interest on any Indebtedness Incurred by the specified Person or any of its Restricted Subsidiaries may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

         "GAAP" means United States generally accepted accounting principles set forth in the options and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of this Indenture.

         "GLOBAL NOTE" means a permanent Global Note substantially in the form of Exhibit A bearing the legend set forth in Exhibit B.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, "claw-back," "make-well" agreements in respect thereof, of all or any part of any Indebtedness.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the net obligations (not the notional amount) of such Person under Commodity Hedging Agreements, Currency Agreements and Interest Rate Agreements.

         "HOLDER" means a person in whose name a Note is registered.

         "INCUR" means for any Person to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise. The term "Incurrence" when used as a noun shall have a correlative meaning. The issuance of the PIK Notes to pay interest as provided in this Indenture shall not be deemed the Incurrence of Indebtedness.

         "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

                  (1) borrowed money;

                  (2) bonds, notes, debentures or similar instruments or letter of credit (or reimbursement agreements in respect thereof) other than standby and documentary letters of credit and performance and surety bonds issued by such Person in the ordinary course of business, to the extent not drawn;

                  (3) banker's acceptances;

                  (4) Capital Lease Obligations;

                  (5) all Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capital Lease Obligation;

                  (6) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

                  (7) Disqualified Equity; or

                  (8) any Hedging Obligations other than Commodity Hedging Agreements entered into in the ordinary course of business and consistent with prior practice to hedge risk exposure in the operations, ownership of assets or the management of liabilities of the Person and its Restricted Subsidiaries;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien or any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, provided that a guarantee otherwise permitted by this Indenture to be Incurred by the Company or a Restricted Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary in compliance with the terms of this Indenture shall not constitute a separate Incurrence of Indebtedness.

         The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         For purposes of clause (7) of the preceding paragraph, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, provided, however, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been Incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "INDENTURE" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "INITIAL NOTE" means the Note in aggregate principal amount of $104,000,000 issued under this Indenture on the Issue Date to be held and disbursed by the Depositary Agent pursuant to the Depositary Agreement and the Plan. The Initial Note shall be in the same form as the Note attached as Exhibit A, but shall be payable to the Depositary Agent, as Depositary Agent under the Depositary Agreement.

         "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

         "INVENTORY" means goods (including hydrocarbons) owned by a Person and held by that Person for sale that would be shown as Inventory on a balance sheet of such Person prepared in accordance with GAAP and all documents of title covering such inventory, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consolidation of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 5.11 hereof, (1) "Investment" shall include the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company or any of its Restricted Subsidiaries at the time that such Subsidiary is designated as Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or such Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time immediately before the effectiveness of such redesignation less the portion (proportionate to the Company's or such Restricted Subsidiary's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interest of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 5.11(c) hereof.

         "ISSUE DATE" means March 1, 2003.

         "ISSUERS" means the Company and EOTT Finance.

         "LEGEND" means the legend substantially in the form of Exhibit C.

         "LIEN" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or other lease in the nature thereof (including a Capital Lease Obligation and any Sale and Lease-Back Transaction), any option or other agreement to grant a security interest in an any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.

         "LLC AGREEMENT" means the Amended and Restated Agreement of Limited Liability Company of the Company, dated March 1, 2003, as such agreement may be amended from time to time.

         "NET INCOME" means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with:

                           (a) any Asset Sale; or

                           (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) the aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain), together with any related provision for taxes on such aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain).

         "NET PROCEEDS" means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by the Company or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (1) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or sale of Equity Interests, (3) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

         "NON-RECOURSE DEBT" means Indebtedness as to which:

                  (1) neither the Company nor any of its Restricted Subsidiaries
         (a) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

                  (3) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries;

provided, that in no even shall Indebtedness of any Person which is not a Restricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Company or any of its Restricted Subsidiaries provided that the Company or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.

         "NOTES" has the meaning assigned to it in the recitals.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, and by the Chief Financial Officer, Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "OLD NOTES" has the meaning assigned to it in the recitals.

         "OLP" shall mean EOTT Energy Operating Limited Partnership, a Delaware limited partnership.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company (or any Subsidiary Guarantor), including an employee of the Company (or any Subsidiary Guarantor), and who shall be reasonably acceptable to the Trustee.

         "OUTSTANDING", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (1) Notes canceled by the Trustee or delivered to the Trustee for cancellation;

                  (2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than an Issuer) in trust or set aside and segregated in trust by the Issuers (if either of the Issuers shall act as its own Paying Agent) for the holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (3) Notes which have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not one of the Issuers or any other obligor upon the Notes or an Affiliate of the Issuers or of such other obligor.

         "PAYING AGENT" means any Person (including the Company acting as Paying Agent) authorized by the Issuers to pay the principal of (and premium, if any,
on) or interest on any Notes on behalf of the Issuers.

         "PERMITTED BUSINESS" means gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, processing, blending, marketing, dehydrating and otherwise handling hydrocarbons, including, without limitation, constructing, owning and operating pipeline, dehydration, processing and other energy-related facilities, financing the production of hydrocarbons for sale to the Company or one of its Restricted Subsidiaries and activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses.

         "PERMITTED INVESTMENTS" means:

                  (1) any Investment in, or that results in the creation of, any Restricted Subsidiary of the Company;

                  (2) any Investment in the Company or in a Restricted Subsidiary of the Company (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Company);

                  (3) any Investment in cash or Cash Equivalents;

                  (4) any Investment by the Company or any of its Restricted Subsidiaries in a Person if as a result of such Investment:

                        (a) such Person becomes a Restricted Subsidiary of the Company; or

                        (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (5) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with Section
         5.14 hereof;

                  (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Company;

                  (7) payroll advances in the ordinary course of business and other advances and loans to officers and employees of the Company or any of its Restricted Subsidiaries, so long as the aggregate principal amount of such advances and loans does not exceed $2.0 million at any one time outstanding;

                  (8) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any such Restricted Subsidiary, in each case as to debt owing to the Company or any of its Restricted Subsidiaries that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

                  (9) any Investment in Hedging Obligations;

                  (10) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits, and prepaid expenses made in the ordinary course of business;

                  (11) any Investments required to be made pursuant to any agreement or obligation of the Company or any Restricted Subsidiary in effect on the date of this Indenture and listed on a schedule to this Indenture; and

                  (12) other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the date of this Indenture and existing at the time the Investment, which is the subject of the determination, was made, not to exceed $15.0 million.

         "PERMITTED LIENS" means:

                  (1) Liens securing the Indebtedness permitted to be Incurred under Credit Facilities;

                  (2) easements, rights-of-way, restrictions, minor defects and irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

                  (3) Liens securing reimbursement obligations of the Company or a Restricted Subsidiary with respect to letters of credit and guarantees by other persons encumbering only documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (4) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements (other than debt) of the Company and its Restricted Subsidiaries;

                  (5) Liens in favor of the Company or any Restricted
         Subsidiary;

                  (6) any interest or title of a lessor in the property subject to a Capital Lease Obligation permitted to be incurred by Section 5.12 hereof;

                  (7) Lien on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

                  (8) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

                  (9) Liens to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

                  (10) Liens on any property or asset acquired, constructed or improved by the Company or any Restricted Subsidiary, which (a) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property, (b) are created within 360 days after the date of acquisition, construction or improvement, (c) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value (as determined by the Board of Directors) of such acquisition, construction or improvement of such asset or property, and
         (d) are limited to the asset or property so acquired, constructed or improved (and proceeds thereof, accessions thereto and upgrades thereof);

                  (11) Liens to secure performance of Hedging Obligations of the Company or a Restricted Subsidiary;

                  (12) Liens existing on the date of this Indenture and Liens to secure any extension, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligations secured thereby; provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Indebtedness or obligation (plus improvements on such property); and (b) the Indebtedness or other obligation secured by such Lien at such time is not increased to any amount greater than the sum of: (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness or other obligation extended, refinanced, renewed, replaced or defeased at the time the original Lien became a Permitted Lien; and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such extension, refinancing, renewal, replacement or defeasance;

                  (13) Liens on and pledges of the Equity Interest of any Unrestricted Subsidiary owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt or indebtedness (other than Permitted Debt) otherwise permitted by the first paragraph under Section 5.12 hereof;

                  (14) statutory and contractual Liens of landlords and warehousemen's, producer's, carriers', mechanics', suppliers', materialman's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefore;

                  (15) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar types of social security, old age pension or public liability obligations;

                  (16) Liens on pipelines or pipeline facilities that arise by operation of law;

                  (17) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm out agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Company's or any Restricted Subsidiary's business that are customary in the Permitted Business;

                  (18) judgment and attachment Liens not giving rise to a Default;

                  (19) Liens securing the Obligations of the Issuers under the Notes and this Indenture and of the Subsidiary Guarantors under the Subsidiary Guarantees;

                  (20) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;

                  (21) Liens arising from protective filings made in the appropriate office(s) for the filing of a financing statement in the applicable jurisdiction(s) in connection with any lease, consignment or similar transaction otherwise permitted hereby, which filings are made for the purpose of perfecting the interest of the secured party in the relevant items, if the transaction were subsequently classified as a sale secured lending arrangement;

                  (22) Liens arising out of consignment or similar arrangements for sale of goods;

                  (23) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

                  (24) Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than inter-company Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses Incurred in connection therewith and any premiums paid on the Indebtedness refinanced);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to, or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the

         Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation, partnership, join venture, association, join-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business)

         "PIK NOTES" means up to $10,660,000 in aggregate principal amount of additional Notes having the same terms as the Notes issued hereunder issued in lieu of the payment of interest in cash at an assumed rate of 10% per annum, each dated as of the Interest Payment Date on which such PIK Notes are issued.

         "PLAN OF REORGANIZATION" has the meaning assigned to it in the recitals.

         "PLP" means EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership.

         "RATING CATEGORY" means:

                  (1) with respect to Standard & Poor's Ratings Group, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

                  (2) with respect to Moody's Investors Service, Inc., any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

         "RATING DECLINE" means a decrease in the rating of the Notes by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + and C for Standard & Poor's Ratings Group, and 1, 2 and 3 for Moody's Investors Service, Inc., will be taken into account; for example, in the case of Standard & Poor's Ratings Group, a rating decline either from BB+ to BB or BBC to B+ will constitute a decrease of one gradation.

         "REGISTERED HOLDER" means the Person in whose name a Registered Note is registered in the Note Register.

         "REGISTERED NOTE" means any Note registered as to principal and interest in the Note Register.

         "RESALE RESTRICTION TERMINATION DATE" means the later of (1) the termination of a consecutive three month period during which a Holder of a Transfer Restricted Note is not deemed to be an Affiliate, and (2) March 1, 2005.

         "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any vice president, any assistant vice president, any trust officer or any other officer of the Trustee performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, EOTT Finance shall be designated as a Restricted Subsidiary of the Company.

         "SALE AND LEASE-BACK TRANSACTION" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor act thereto.

         "SENIOR DEBT" means:

                  (1) all Indebtedness outstanding under Credit Facilities and all Currency Agreements and Interest Rate Agreements with respect thereto;

                  (2) any other Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries under the terms of this Indenture unless the instrument under which such Indebtedness is Incurred expressly provides that it is subordinated in right of payment to the Notes; and

                  (3) All Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (1) any Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company or any Subsidiary Guarantor;

                  (2) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor;

                  (3) any Indebtedness of the Company or any of its Subsidiaries to any of its Subsidiaries or other Affiliates; or

                  (4) any Indebtedness that is Incurred in violation of this Indenture.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the date hereof.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such Interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBSIDIARY" means, with respect to any Person:

                  (1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership where (i) more than 50% of the Equity Interests (considering all partners' Equity Interests as a single class), is at the time owned or controlled, directly or indirectly, by such Person, one or more other Subsidiaries of such Person or a combination thereof, and (ii) more than 50% of the general partner interests is at the time owned or controlled, directly or indirectly, by such Person, one or more other Subsidiaries of such Person, the general partner of such Person, or any Affiliate of the general partner or a combination thereof.

         "SUBSIDIARY GUARANTORS" means each of:

                  (1) the Restricted Subsidiaries;

                  (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture; and

                  (3) their respective successors and assigns.

         Notwithstanding anything in this Indenture to the contrary, EOTT Finance shall not be a Subsidiary Guarantor.

         "TRANSFER RESTRICTED NOTE" means any Note issued to an "underwriter" as defined under Section 1145 of the Bankruptcy Code.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as in force at the date of this Indenture and, to the extent required by law, as amended from time to time.

         "TRUSTEE" initially means The Bank of New York and any other Person or Persons appointed as such from time to time pursuant to Section 8.8 and subject to the provisions of Article VIII, includes its or their successors and assigns.

         "U.S. GOVERNMENT OBLIGATIONS" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect to the U.S. Government Obligation evidenced by such depository receipt.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company (other than EOTT Finance) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, provided that, at the time of such designation, (A) no portion of the Indebtedness or other obligations of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization of such Subsidiary or by law) (1) is guaranteed by the Company or any other Restricted Subsidiary, (2) is recourse to or obligates the Company or any Restricted Subsidiary in any way (including any "claw-back," "keep-well," "make-well" or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary or to otherwise infuse or contribute cash to such Subsidiary) or (3) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness, unless such Investment or Indebtedness is permitted by the provisions of Section
5.11 and 5.12 hereof, (B) no Equity Interests of a Restricted

Subsidiary are held by such Subsidiary, directly or indirectly, and (C) the amount of the Company's Investment, as determined at the time of such designation, in such Subsidiary from the date of this Indenture to the date of such designation is treated as of the date of such designation as a Restricted Investment or Permitted Investment, as applicable.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced by the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the preceding conditions and was permitted by Section 5.11 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 5.12 hereof the Company shall be in Default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 5.12 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default would be in existence following such designation; and (3) such subsidiary signs a Subsidiary Guarantee.

         "VOTING STOCK" of any Person as of any date means the equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than directors' qualifying shares, if any, or other ownership interests required by applicable law to be held by third parties) shall at the time be owned by the Company and its Restricted Subsidiaries.

         SECTION 1.2 OTHER DEFINITIONS

                                                                                               DEFINED IN
TERM                                                                                            SECTION
----                                                                                           ----------
(a)      "Affiliate Transaction"........................................................           5.18
(b)      "Agent Member".................................................................           2.13
(c)      "Asset Sale Offer".............................................................           5.14
(d)      "ATOP".........................................................................            3.3
(e)      "Change of Control Offer"......................................................           5.19
(f)      "Change of Control Payment"....................................................           5.19
(g)      "Change of Control Payment Date"...............................................           5.19
(h)      "Covenant Defeasance"..........................................................           11.3
(i)      "Defaulted Interest"...........................................................           2.14
(j)      "Event of Default".............................................................           7.1
(k)      "Excess Proceeds"..............................................................           5.14
(l)      "Incremental Funds"............................................................           5.11
(m)      "Interest Payment Date"........................................................           2.2
(n)      "Legal Defeasance".............................................................           11.2
(o)      "Note Obligations".............................................................           12.1
(p)      "Note Register.................................................................           2.5
(q)      "Offer Amount".................................................................           3.3
(r)      "Offer Period".................................................................           3.3
(s)      "Payment Default"..............................................................           7.1
(t)      "Permitted Debt"...............................................................           5.12
(u)      "Physical Note"................................................................           2.1
(v)      "Purchase Date"................................................................           3.3
(w)      "Registrar"....................................................................           2.5
(x)      "Restricted Payments"..........................................................           5.11
(y)      "Subsidiary Guarantees"........................................................           12.1
(z)      "Successor Company"............................................................           4.1

         SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

         "INDENTURE SECURITIES" means the Notes,

         "INDENTURE SECURITIES HOLDER" means a Holder,

         "INDENTURE TO BE QUALIFIED" means this Indenture,

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee, and

         "OBLIGOR" on the indenture securities means the Issuers or any other obligor on the Notes.

         All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by rules of the SEC have the meanings assigned to them by such definitions.

         SECTION 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular; and

                  (6) the principal amount of any Disqualified Equity shall be the greater of (a) the maximum liquidation value of such Disqualified Equity and (b) the maximum mandatory redemption or mandatory repurchase price with respect to such Disqualified Equity.


                                   ARTICLE II.
                                    THE NOTES

         SECTION 2.1 FORMS GENERALLY.

         The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Notes or notations of Subsidiary Guarantees, as the case may be.

         The Notes, the notations thereon relating to the Subsidiary Guarantees, if any, and the Trustee's certificate of authentication shall be in substantially the form set forth in this Article and Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, CUSIP or other numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of the Notes or notations of Subsidiary Guarantees, as the case may be. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         Notes (including the notations thereon relating to the Subsidiary Guarantees, if any, and the Trustee's certificate of authentication) issued hereunder shall be issued initially in the form of one or more Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to the limitation set forth in Section 2.2, the principal amounts of the Global Notes may be increased or decreased from time to time by adjustments made on the records of the Trustee as custodian for the Depository, as hereinafter provided.

         Notes (including the notations thereon relating to the Subsidiary Guarantees, if any, and the Trustee's certificate of authentication) exchanged for beneficial interests in a Global Note as described in Section 2.13 shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A hereto ("PHYSICAL NOTES").

         SECTION 2.2 TITLE AND TERMS.

         The aggregate principal amount of Notes to be authenticated and delivered under this Indenture for original issue on the Issue Date is limited to $104,000,000, and after the Issue Date up to an additional $10,660,000 in aggregate principal amount of PIK Notes may be issued, authenticated and delivered hereunder solely to pay interest due on the first two Interest Payment Dates.

         The Notes shall be known and designated as the "9% SENIOR NOTES DUE 2010" of the Company. The Stated Maturity of the Notes shall be March 1, 2010, and they shall bear interest at the rate of 9% per annum from the date of their original issuance, or from the most recent Interest Payment Date to which interest has been paid (in cash or by the issuance of PIK Notes) or duly provided for, payable semiannually on September 1st and March 1st in each year, of if any such day is not a business day, on the next succeeding business day (each an "INTEREST PAYMENT DATE"), commencing, in the case of the Notes initially issued hereunder, on September 1, 2003, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         The Company, in its sole discretion, may pay up to $10,660,000 in interest due on the first two Interest Payment Dates in kind by issuing PIK Notes in lieu of paying cash. Payments of interest in kind (rather than cash) by issuance of PIK Notes shall be at an assumed interest rate of 10% per annum. For the avoidance of doubt, for example, the Company may issue $5.2 million in aggregate principal amount of PIK Notes in lieu of paying $4.68 million of interest in cash on the first Interest Payment Date and $5.46 million in aggregate principal amount of PIK Notes in lieu of paying $4.914 million of interest in cash on the second Interest Payment Date. Unless the Company delivers an Officers' Certificate at least three business days prior to the applicable Interest Payment Date stating that the Company elects to make all or a portion of a payment of interest in

PIK Notes, the Company shall be deemed to have elected to make such payment of interest in cash.

         The principal of (and premium, if any, on) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York; provided, however, that, at the option of the Company, interest may be paid on Physical Notes by check mailed on or before the due date to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

         The Notes shall be redeemable as provided in Article III hereof.

         The Notes shall be subject to defeasance at the option of the Company as provided in Article XI hereof.

         The Notes shall be guaranteed by the Subsidiary Guarantors as provided in Article XII hereof.

         SECTION 2.3 DENOMINATIONS.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1.00 and any integral multiple thereof.

         SECTION 2.4 EXECUTION OF NOTES. The Notes shall be signed on behalf of each of the Issuers by its Chairman of the Board, its Vice Chairman, its Chief Executive Officer, its President or a Vice President and by its Secretary, an Assistant Secretary, a Treasurer or an Assistant Treasurer. Such signatures upon the Notes may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Notes. The seal of the Issuers, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.

         In case any officer of either of the Issuers who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuers, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such officer of the Company or EOTT Finance; and any Note may be signed on behalf of the Issuers by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Issuers, although at the date of such Note or of the execution of this Indenture any such Person was not such officer.

         At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company (and having the notations of Subsidiary Guarantees executed by such Subsidiary Guarantors) to the trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes with the notations of the Subsidiary Guarantees thereon as provided in this

Indenture. Such Company Order shall specify the principal amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

         Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such note a certificate of authentication substantially in the form contained in Exhibit A executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to and in compliance with Article IV hereof, shall be consolidated or merged with or into any other Person or shall sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a sale, conveyance, transfer, lease or other disposition as aforesaid, shall have executed, if required, an indenture supplemental hereto with the Trustee pursuant to Article IV hereof, any of the Notes authenticated or delivered prior to such sale, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

         SECTION 2.5 REGISTRATION OF TRANSFER AND EXCHANGE. (a) The Issuers shall keep or cause to be kept a register for the Registered Notes (hereinafter collectively referred to as the "NOTE REGISTER"), in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of the Registered Notes and the transfer of the Registered Notes as in this Article II provided. At all reasonable times the Note Register shall be open for inspection by the Trustee. Subject to Section 2.13, upon due presentment for registration of transfer of any Registered Notes at any office or agency to be maintained by the Issuers in accordance with the provisions of
Section 5.2, the Issuers shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Note or Notes of authorized denominations for a like aggregate principal amount.

         Unless and until otherwise determined by the Issuers by resolution of the their respective Boards of Directors and , the register of the Issuers for the purpose of registration, exchange or registration of transfer of the Registered Notes shall be kept at the Corporate Trust Office of the Trustee and, for this purpose, the Trustee shall be designated "REGISTRAR."

         Registered Notes (other than a Global Note) may be exchanged for a like aggregate principal amount of Registered Notes of other authorized denominations. Subject to Section 2.13, Registered Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Issuers as provided in Section 5.2, and the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor the Registered Note or Notes which the Holder making the exchange shall be entitled to receive.

         (b) All Registered Notes presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Issuers, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Issuers, the Trustee and the Registrar, duly executed by the Registered Holder or his attorney duly authorized in writing.

         All Notes issued in exchange for or upon transfer of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered for such exchange or transfer.

         No service charge shall be made for any exchange or registration of transfer of Notes (except as provided by Section 2.7), but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Issuers' own expense or without expense or without charge to the Holders.

         The Issuers shall not be required (i) to issue, register the transfer of or exchange any Notes for a period of 15 days next preceding any mailing of notice of redemption of the Notes or (ii) to register the transfer of or exchange any Notes selected, called or being called for redemption.

         Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, any Paying Agent or any Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, any Paying Agent or Registrar shall be affected by notice to the contrary.

         None of the Issuers, the Trustee, any agent of the Trustee, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 2.6 TEMPORARY NOTES. Pending the preparation of definitive Notes, the Issuers may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Notes in lieu of which they are issued, in registered form and with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuers with the concurrence of the Trustee. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuers and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes.

         If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for such purpose pursuant to Section 5.2 hereof, without charge to the Holder thereof, except as provided in Section 2.5 in connection with a transfer, and upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and of like tenor. Until so exchanged, temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         Upon any exchange of a portion of a temporary Global Note for a definitive Global Note or for the individual Notes represented thereby pursuant to Section 2.5 or this Section 2.6, the temporary Global Note shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Note shall be reduced for all purposes by the amount so exchanged and endorsed.

         SECTION 2.7 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Trustee at its Corporate Trust Office (in the case of Registered Notes) or (ii) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Issuers nor the Trustee receives notice that such Note has been acquired by a bona fide purchaser, then the Issuers shall execute and, upon a Company Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Note, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Issuers may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish the Issuers and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuers and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

         Every substituted Note issued pursuant to the provisions of this
Section 2.7 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.8 CANCELLATION OF SURRENDERED NOTES. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Issuers or any Paying Agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Notes held by the Trustee shall be destroyed in accordance with its customary practices and certification of their destruction delivered to the Issuers, unless otherwise directed. On written request of the Issuers, the Trustee shall deliver to the Issuers canceled Notes held by the Trustee. If the Issuers shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.9 PROVISIONS OF THE INDENTURE AND NOTES FOR THE SOLE BENEFIT OF THE PARTIES AND THE HOLDERS. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or Paying Agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and Paying Agents.

         SECTION 2.10 PAYMENT OF INTEREST; RIGHTS PRESERVED. (a) Interest on any Registered Note that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Registered Note is registered at the close of business on the regular record date for such interest payment notwithstanding the cancellation of such Registered Note upon any transfer or exchange subsequent to the regular record date. Payment of interest on Registered Notes shall be made at the Corporate Trust Office of the Trustee, or at the option of the Issuers, by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

         (b) Subject to the foregoing provisions of this Section 2.10 and
Section 2.14, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 2.11 NOTES PAYABLE IN DOLLARS. Payment of the principal of, and premium, if any, and interest on, the Notes will be made in U.S. dollars.

         SECTION 2.12 WIRE TRANSFERS. Notwithstanding any other provision to the contrary in this Indenture, the Issuers may make any payment of monies required to be deposited with the Trustee or any Paying Agent on account of principal of, or premium, if any, or interest on, the Notes (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer of immediately available funds to an account designated by the Trustee or such Paying Agent on or before the date such moneys are to be paid to the Holders of the Notes in accordance with the terms hereof.

         SECTION 2.13 NOTES ISSUABLE IN THE FORM OF GLOBAL NOTES. (a) The Notes initially will be issued in the form of a single Initial Note to be held and disbursed by the Depositary Agent under the Depositary Agreement. Pursuant to the Depositary Agreement, the Depositary Agent will from time to time disburse to the persons entitled to Notes as provided in the Depositary Agreement and the Plan of Reorganization. Following disbursement under the Depositary Agreement, the Notes may be exchanged for one or more Global Notes. The Global Note (i) shall be registered in the name of the Depository for such Global Note or its nominee, (ii) shall be delivered to the Trustee or its agent as custodian for such Depository and (iii) shall bear a legend substantially in the form of Exhibit B.

         (b) Notwithstanding any other provision of this Section 2.13 or of
Section 2.5 to the contrary, and subject to the provisions of paragraph (c) below, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 2.5, only by the Depository to a nominee of the Depository for such Global Note, or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or a nominee of the Depository to a successor Depository for such Global Note selected or approved by the Issuers, or to a nominee of such successor Depository.

         (c) (i) If at any time the Depository for a Global Note or Notes notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note or Notes or if at any time the Depository for the Notes shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Issuers shall appoint a successor Depository with respect to such Global Note or Notes. If a successor Depository for such Global Note or Notes is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such ineligibility, the Issuers shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of such individual Notes in exchange for such Global Note, will authenticate and deliver, individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note or Notes.

                  (ii) The Issuers may at any time and in their sole discretion determine that the Notes or portion thereof issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Issuers will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Notes or portion thereof in exchange for such Global Note or Notes.

                  (iii) In any exchange provided for in any of the preceding two paragraphs, the Issuers will execute and the Trustee or its agent will authenticate and deliver individual Notes. Upon the exchange of the entire principal amount of a Global Note for individual Notes, such Global Note shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Registered Notes issued in exchange for a Global Note pursuant to this Section 2.13 shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar in writing. The Trustee or the Registrar shall deliver such Registered Notes to the Persons in whose names such Registered Notes are so registered.

                  (iv) Payments in respect of the principal of and interest on any Notes registered in the name of the Depository or its nominee will be payable to the Depository or such nominee in its capacity as the registered owner of such Global Note. Members of, or direct or indirect participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Note. The Issuers and the Trustee may treat the Person in whose name the Notes, including the Global Note, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Issuers, the Trustee, any Registrar, any Paying Agent or any agent of the Issuers or the Trustee will have any responsibility or liability for (x) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Note by the Depository or its nominee or any of the Depository's Agent Members, or for maintaining, supervising or reviewing any records of the Depository, its nominee or any of its Agent Members relating to the beneficial ownership interests of the Global Note, (y) the payments to the beneficial owners of the Global Note of amounts paid to the Depository or its nominee, or (z) any other matter relating to the actions and practices of the Depository, its nominee or any of its Agent Members. None of the

         Issuers, the Trustee, any Registrar, any Paying Agent or any agent of the Issuers or the Trustee will be liable for any delay by the Depository, its nominee, or any of its Agent Members in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on, and will be fully protected in relying on, instructions from the Depository or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, the Notes to be issued).

         Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

         SECTION 2.14 DEFAULTED INTEREST. Any interest on any Notes which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and in this Indenture (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Registered Holder thereof on the relevant record date by virtue of having been such Registered Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in paragraph (a) or (b) below:

         (a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee or any Paying Agent (other than an Issuer) an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such special record date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Holder thereof at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted interest shall be paid to the Persons in whose names the Registered Notes are registered at the close of business on such special record date.

         (b) The Issuers may make payment of any Defaulted Interest on the Registered Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.15 LEGEND.

                  (a) All Transfer Restricted Notes shall bear the Legend upon the original issuance thereof. Upon the transfer, exchange or replacement of Notes bearing the Legend, the Registrar shall deliver only Notes that bear the Legend unless, and the Trustee is hereby authorized to deliver Notes without the Legend if, (i) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act. Upon the transfer, exchange or replacement of Notes not bearing the Legend, the Registrar shall deliver Notes that do not bear the Legend.

                  (b) Notwithstanding the provisions of the preceding paragraph of this Section 2.15, the Legend on any Transfer Restricted Note shall be removed upon the written request of the Holder thereof upon delivery of such Note to the Registrar for exchange at any time after the Resale Restriction Termination Date.

                  (c) By its acceptance of any Note bearing the Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Legend and agrees that it will transfer such Note only as provided in this Indenture.


                                  ARTICLE III.
                            REDEMPTION AND PREPAYMENT

         SECTION 3.1 OPTIONAL REDEMPTION. The Notes shall not be subject to optional redemption by the Issuers.

         SECTION 3.2 MANDATORY REDEMPTION. Except as set forth in Section 5.14 and 5.19 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         SECTION 3.3 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS. In the event that, pursuant to Section 5.14 hereof, the Issuers shall be required to commence an Asset Sale Offer to all Holders to purchase Notes, the Issuers shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five business days after the termination of the Offer period ( the "PURCHASE DATE"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to
Section 5.14 hereof ( the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and material necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 3.3 and Section 5.14 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depository, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depository or any Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1.00, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.3. The Issuers, the Depository or any Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of a Company Order shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Notwithstanding the foregoing, if the Notes are held as a Global Note by the Depository Trust Company or a nominee thereof, and the Notes are eligible for purchase pursuant to the Automated Tender Offer Program ("ATOP"), the Issuers may comply with the ATOP procedures rather than the procedures set forth above. In addition, the Issuers shall comply with applicable laws, including
Section 14(e) of the Exchange Act.


                                   ARTICLE IV.
                                   SUCCESSORS

         SECTION 4.1 MERGER, CONSOLIDATION, OR SALE OF ASSETS. (a) Neither of the Issuers shall, directly or indirectly, consolidate or merge with or into another Person (whether or not such Issuer is the survivor) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless: (i) either (A) such Issuer is the surviving entity of such transaction; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "SUCCESSOR COMPANY") is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that EOTT Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as the Company remains a limited liability company;
(ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to supplemental indentures in forms reasonably satisfactory to the Trustee; (iii) immediately after giving pro forma effect to such transaction, no Default or Event of Default exists; (iv) immediately after giving pro forma effect to such transaction, such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), except in the case of such a transaction involving EOTT Finance, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 5.12 hereof; and (v) such Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture complies with this Indenture and all conditions precedent therein relating to such transaction has been satisfied.

         (b) Notwithstanding the foregoing paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the procedures established in this Indenture; provided that (i) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited liability company formed under Delaware law; (ii) the entity so formed by or resulting from such reorganization is an entity organized or existing under the law of the United States, any state thereof or the District of Columbia; (iii) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to supplemental indentures in forms reasonably satisfactory to the Trustee; (iv) immediately after such reorganization no Default or Event of Default exists; (v) such reorganization is not materially adverse to the Holders of the Notes (for purposes of this clause (v) a reorganization shall not be considered materially adverse to the Holders of the Notes (A) solely because the successor or survivor of such reorganization (x) is subject to federal or state income taxation as an entity or (y) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law or (B) because there is a Rating Decline due solely to factors other than the reorganization); and (vi) such issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such reorganization and, if a supplemental indenture is required, such supplemental indenture complies with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

         (c) The provisions of Section 4.1 will not apply to a merger or consolidation, or any sale, assignment, transfer, lease, conveyance or other disposition of assets, between or among the Company and any of its Wholly-Owned Restricted Subsidiaries.

         (d) No Subsidiary Guarantor shall consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, other than the Company or a Wholly-Owned Restricted Subsidiary, unless (i) subject to the provisions of Section 4.1(e), the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of the jurisdiction under which such Subsidiary Guarantor was organized and assumes all the obligations of such Subsidiary Guarantor pursuant to the Subsidiary Guarantor's Subsidiary Guarantee of the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating such consolidation or merger and, if a supplemental indenture is required, such supplemental indenture complies with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

         (e) In the event of a sale or other disposition of all the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the Equity Interests of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the transaction complies with the provisions of Section 5.14 hereof.

         SECTION 4.2 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Issuer or a Subsidiary Guarantor in accordance with Section 4.1 hereof, the Person formed by or surviving any such consolidation or merger of an Issuer or a Subsidiary Guarantor (if other than such Issuer or Subsidiary Guarantor, as the case may be) or to which any such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will succeed to, and be substituted for, and may exercise every right and power of such Issuer under this Indenture (or of such Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor company in the case of: (a) a sale, assignment, transfer, conveyance or other disposition (unless such sale, assignment, transfer, conveyance or other disposition is of all the assets of the Issuer (or the Subsidiary Guarantor, as the case may be) as an entirety), or (b) a lease, will not be released from any of the obligations or covenants under this Indenture (or the Subsidiary Guarantee, as the case may be), including with respect to the payment of the Notes.

                                   ARTICLE V.
                                    COVENANTS

         SECTION 5.1 PAYMENT OF PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE NOTES. The Issuers, for the benefit of the Holders of Notes, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each Note at the place, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes may at the Issuers' option be paid by mailing checks for such interest payable to the Person entitled thereto to the address of such Person as it appears on the Note Register maintained pursuant to Section 2.5(a).

         Principal, premium and interest of Notes shall be considered paid on the date due if on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due.

         The Issuers shall pay interest on overdue principal at the rate specified therefore in the Notes and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 5.2 MAINTENANCE OF OFFICES OR AGENCIES FOR REGISTRATION OF TRANSFER, EXCHANGE AND PAYMENT OF THE NOTES. The Issuers will maintain an office or agency where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all presentations, surrenders, notices and demands.

         The Issuers may also from time to time designate different or additional offices or agencies to be maintained for such purposes, and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations described in the preceding paragraph. Further, if at any time there shall be no such office or agency in The City of New York where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Notes shall at all times be payable in The City of New York. (The office of the Trustee, located at 101 Barclay Street, New York, New York 10286, is hereby designated as such agency). The Issuers will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

         SECTION 5.3 APPOINTMENT TO FILL A VACANCY IN THE OFFICE OF TRUSTEE. The Issuers, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.8, a Trustee, so that there shall at all times be a Trustee hereunder with respect to the Notes.

         SECTION 5.4 DUTIES OF PAYING AGENTS, ETC. (a) The Issuers may from time to time appoint one or more Persons to act as Paying Agent hereunder. The Issuers shall cause each Paying Agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4,

                  (i) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuers or by any other obligor on the Note) in trust for the benefit of the Holders of the Notes;

                  (ii) that it will give the Trustee notice of any failure by the Issuers (or by any other obligor on the Notes) to make payment of the principal of and premium, if any, or interest on, the Notes when the same shall be due and payable; and

                  (iii) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as Paying Agent.

         (b) If either of the Issuers shall act as its own Paying Agent, it will, on or before each due date of the principal of, and premium, if any, or interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Issuers will promptly notify the Trustee of any failure by the Issuers to take such action or the failure by any other obligor on such Notes to make any payment of the principal of, and premium, if any, or interest on, such Notes when the same shall be due and payable.

         (c) Anything in this Section 5.4 to the contrary notwithstanding, either of the Issuers may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any Paying Agent, as required by this Section 5.4, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuers or such Paying Agent.

         (d) Whenever the Issuers shall have one or more Paying Agents with respect to the Notes, they will, prior to each due date of the principal of, and premium, if any, or interest on, any Notes, deposit with any such Paying Agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of their action or failure so to act.

         (e) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to the provisions of Section 11.6.

         SECTION 5.5 FURTHER INSTRUMENTS AND ACTS. The Issuers will, upon the request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out the purposes of this Indenture.

         SECTION 5.6 MAINTENANCE OF PROPERTIES. The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder.

         SECTION 5.7 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under the terms of this Indenture, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

         SECTION 5.8 CORPORATE OR COMPANY EXISTENCE. Subject to Article IV hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         SECTION 5.9 COMPLIANCE CERTIFICATE. The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the reports delivered pursuant to Section 6.3(a) shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in connection with the audit for certification of the financial statements contained in such reports, nothing has come to their attention that would lead them to believe that the Issuers have failed to comply with provisions of this Article V or Article IV or Section 6.3 hereof insofar as the provisions relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within five days upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

         SECTION 5.10 STAY, EXTENSION AND USURY LAWS. Each of the Issuers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 5.11 RESTRICTED PAYMENTS. (a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly; (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company's or any Restricted Subsidiary's Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests (other than Disqualified Equity) of the Company and other than distributions or dividends payable to the Company or to a Wholly-Owned Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or EOTT Finance) any Equity Interests of the Company or any of its Restricted Subsidiaries or any Affiliate of the Company (other than any such Equity Interests owned by the Company or by any of its Wholly-Owned Restricted Subsidiaries); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except (A) a payment of principal at the Stated Maturity thereof and (B) any such Indebtedness of the Company or a Restricted Subsidiary, which Indebtedness is owned by the Company or a Wholly-Owned Restricted Subsidiary; or (iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in the clauses above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment, (I) no Default shall have occurred and be continuing or would occur as a consequence thereof, (II) the Fixed Charge Coverage Ratio for the Company's four most recent fiscal quarters for which internal financial statements are available is at least 2.25 to 1.0, and (III) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the date of this Indenture, is less than or equal to the sum, without duplication, of (a) the Consolidated Distributable Cash Flow of the Company accrued on a cumulative basis during the period beginning on January 1, 2003 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Distributable Cash Flow shall be a negative, minus such amount) and (b) the aggregate net cash proceeds of any (i) capital contribution to the Company from any Person (other than a Restricted Subsidiary of the Company) made after the Issue Date, (ii) issuance and sale made after the Issue Date of Equity Interests (other than Disqualified Equity) of the Company, (iii) issuance or sale made after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interest substantially concurrently with a Restricted Payment from such proceeds and

(iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund or return of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of the Company), to the extent that, in the case of clause (b)(iv), such amounts have not been included in (or have been fully reserved in calculating) Consolidated Net Income for any period commencing on or after the Issue Date (clauses (b) being referred to as "INCREMENTAL FUNDS"), less (c) the aggregate amount calculated pursuant to clause (a) and of Incremental Funds previously expended pursuant to this clause.

         (b) so long as no Default has occurred and is continuing or would be caused thereby, Section 5.11(a) hereof will not prohibit:

                  (i) the payment by the Company or any Restricted Subsidiary of any distribution or dividend within 60 days after the declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company that is subordinated to the Notes or any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Company or such Restricted Subsidiary from any Person (other than the Company or another Restricted Subsidiary) or (B) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests (other than Disqualified Equity) of the Company; provided, however, that the amount of any net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded or deducted from (or reserved in calculating) the calculation of Incremental Funds;

                  (iii) The defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company that is subordinated to the Notes with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

                  (iv) the payment of any distribution or dividend by a Restricted Subsidiary to the Company or to the holders of such Restricted Subsidiary's Equity Interest (other than Disqualified Equity) so long as the Company or any Restricted Subsidiary holding such Equity Interest receives its pro rata share of such dividend or distribution in accordance with its Equity Interests; or

                  (v) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's or any Restricted Subsidiary's management pursuant to any management equity subscription agreement or stock option agreement or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any 12-month period without the consent of the holders of a majority principal amount of the Outstanding Notes.

         (c) In computing the amount of Restricted Payments previously made for purposes of Section 5.11(b) hereof, Restricted Payments made under clauses (i) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than the Company or a Restricted Subsidiary, (iv) and (v) shall be included, and Restricted Payments made under clauses (ii) and (iii) and, except to the extent noted above, (iv) shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 5.11 shall be determined by the Board of Directors whose Board Resolution with respect thereto shall be delivered to the Trustee; provided, however, that the fair market value of any assets or securities that are required to be valued by this Section 5.11 involving aggregate consideration in excess of $10.0 million shall be determined by a written appraisal from a nationally recognized appraiser showing the assets have a fair market value not less than the consideration to be paid (provided that if the fair market value determined by such appraiser is a range of values or otherwise inexact, the Board of Directors shall determine the exact fair market value, provided that it shall be within the range so determined by the appraiser). For the purpose of Sections 5.11(a) and (b) hereof, one transaction is "substantially concurrent" with another transaction if the first transaction occurred on or after the 270th day immediately preceding the last day of the fiscal quarter in which the second transaction occurs.

         SECTION 5.12 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED EQUITY. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness (including Acquired Debt), and the Company or any Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for the Company's four most recent fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Equity is issued would have been at least 2.25 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

         So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this Section 5.12 will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (1) the Incurrence by the Company and any Restricted Subsidiary of additional Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of the Company and the Restricted Subsidiaries Incurred under this clause outstanding under all Credit Facilities after giving effect to such Incurrence does not exceed the greater of (a) $600 million less the aggregate amount of all repayments of Indebtedness under Credit Facilities that have been made by the Company and its Restricted Subsidiaries in respect of Asset Sales to the extent such repayments constitute a permanent reduction of commitments under such Credit Facilities and (b) the Consolidated Borrowing Base Amount;

                  (2) the Incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

                  (3) the Incurrence by the Company of $104.0 million in aggregate principal amount of Indebtedness represented by the Notes (plus up to $10,660,000 in aggregate principal amount of PIK Notes), and the Subsidiary Guarantees thereof by the Subsidiary Guarantors;

                  (4) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) Incurred pursuant to the first paragraph of this Section 5.12 and clauses (1) and (2) above;

                  (5) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (a) any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (b) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

                  (6) the Incurrence by the Company or any of its Restricted Subsidiaries of obligations under (a) Interest Rate Agreements that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be Incurred and (b) Currency Agreements that are Incurred for the purpose of hedging currency exchange rate risks with respect to any Indebtedness that is permitted by the terms of this Indenture to be Incurred, in either case that do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (7) the Incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that, if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (7); or

                  (8) the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million.

         For purposes of determining compliance with this Section 5.12, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (8) above, or is entitled to be Incurred pursuant to the first paragraph of this Section 5.12, the Company shall be permitted to classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 5.12. Any items of Indebtedness may be divided and classified (or later reclassified in whole or in part, in the Company's sole discretion) in one or more of the types of Permitted Indebtedness.

         SECTION 5.13 SALE AND LEASE-BACK TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

                  (1) the Company or that Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction pursuant to Section 5.12 hereof and (b) Incurred a Lien to secure such Indebtedness pursuant to Section 5.15 hereof;

                  (2) the gross cash proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors as set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such Sale and Lease-Back Transaction; and

                  (3) the transfer of assets in such Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 5.14 hereof.

         SECTION 5.14 ASSET SALES. The Issuers will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless: (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (2) such fair market value is determined by (a) an Officer if the value is less than $5.0 million, as evidenced by an Officers' Certificate delivered to the Trustee or (b) the Board of Directors if the value is $5.0 million or more, as evidenced by a Board Resolution delivered to the Trustee; provided that if the transaction closes more than 90 days after the date hereof and the value is greater than $25 million, the Board of Directors shall have received a fairness opinion from a nationally recognized investment banking firm that the transaction is fair to the Company from a financial point of view; and (3) at least 75% of the consideration therefore received by the Company or the Restricted Subsidiary is in the form of cash, Cash Equivalents, a controlling interest in a Permitted Business, long-term assets used or useful in a Permitted Business, or any combination thereof. For purposes of this Section 5.14, each of the following shall be deemed to be cash: (1) any liabilities (as shown on the Company's or the Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability; and (2) any securities, notes or other obligations received by the Company or the Restricted Subsidiary from such transferee that are converted by such issuer or the Company or the Restricted Subsidiary into cash within 45 days after the Asset Sale (subject to ordinary settlement periods) to the extent of the cash received in such conversion.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply such Net Proceeds at its option (1) to repay Senior Debt of the Company and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem Senior Debt, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any revolving credit Indebtedness; (2) to make a capital expenditure in a Permitted Business;
(3) to acquire other long-term assets that are used or useful in a Permitted Business; or (4) to acquire at least 51% of the Equity Interests in a Permitted Business. Pending the final application of any such Net Proceeds, the Issuers or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will make a pro rata offer (an "ASSET SALE OFFER") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, and premium, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of Notes pursuant to the Asset Sale Offer for Notes, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant or Section 3.3, each of the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

         SECTION 5.15 LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired (including Equity Interests of a Restricted Subsidiary), except Permitted Liens, without making effective provision whereby all Obligations due under the Notes and this Indenture or any Subsidiary Guarantee, as applicable, will be secured by a Lien equally and ratably with any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

         SECTION 5.16 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Equity Interests to the Company or to any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the other Restricted Subsidiaries;

                  (2) make loans or advances to or make other investments in the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or to any of the other Restricted Subsidiaries (other than rights of first refusal granted in the ordinary course of business).

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) any Credit Facility;

                  (2) any Instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person, or the property or assets of such

         Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

                  (3) customary non-assignment provisions in licenses, easements and leases (and in contracts, such provisions relating to the non-assignability of such contracts) entered into in the ordinary course of business and consistent with past practices;

                  (4) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

                  (5) any agreement for the sale or other disposition of a Restricted Subsidiary that contains any one or more of the restrictions described in clauses (1) through (3) of the preceding paragraph by such Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within 90 days;

                  (6) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreement governing the Indebtedness being refinanced;

                  (7) Liens securing Indebtedness otherwise permitted to be Incurred pursuant to Section 5.15 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

                  (8) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions; or

                  (9) any agreement or instrument relating to any Acquired Debt of any Restricted Subsidiary at the date on which such Restricted Subsidiary was acquired by the Company or any of its Restricted Subsidiaries (other than Indebtedness Incurred in anticipation of such acquisitions and provided such encumbrances or restrictions extend only to property of such acquired Restricted Subsidiary).

         SECTION 5.17 LIMITATION ON THE SALE OR ISSUANCE OF EQUITY INTERESTS OF RESTRICTED SUBSIDIARIES. The Company (1) will not, and will not permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of any Equity Interest of any Restricted Subsidiary to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary or to the general partner of such Restricted Subsidiary to preserve such general partner's proportionate interest), and (2) will not permit any Restricted

Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Equity Interests constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary), unless (a) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Equity Interest of such Restricted Subsidiary; or (b) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 5.11 hereof if made on the date of such issuance, sale or other disposition.

         SECTION 5.18 TRANSACTION WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each an "AFFILIATE TRANSACTION"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution and an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 5.18 and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions, involving aggregate consideration in excess of $15.0 million, either (i) an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting appraisal or investment banking firm of national standing recognized as an expert in rendering fairness opinions on transactions such as those proposed; (ii) with respect to assets classified, in accordance with GAAP, as property, plant and equipment on the Company's or such Restricted Subsidiary's balance sheet, a written appraisal from a nationally recognized appraiser showing that the assets have a fair market value not less than the consideration to be paid (provided that if the fair market value determinedly by such appraiser is a range of values or otherwise inexact, the Board of Directors shall determine the exact fair market value, provided that it shall be within the range so determined by the appraiser) or (iii) in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, storage or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if none of the Company or any

         Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's-length basis, as determined by the Board of Directors. Even though a particular Affiliate Transaction or series of Affiliate Transactions may be covered by more than one of clauses (i) through (iii) above, the compliance with any of such applicable clauses shall be satisfactory.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) transactions pursuant to the Credit Facilities;

                  (2) payment of principal of, or interest on, any Indebtedness of the Company or any of its Restricted Subsidiaries owed to and held by any Affiliate of the Company or any of its Restricted Subsidiaries;

                  (3) any employment, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and, as applicable, consistent with the past practice of the Company or such Restricted Subsidiary;

                  (4) transactions between the Company or a Restricted Subsidiary and another Restricted Subsidiary;

                  (5) any Restricted Payment permitted to be made pursuant to
         Section 5.12 hereof;

                  (6) customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance; and

                  (7) loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed $1 million at any one time outstanding.

         SECTION 5.19 OFFER TO REPURCHASE UPON CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder of Notes to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of such Holders' Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating: (i) that the Change of Control Offer is being made pursuant to this Section 5.19 and that Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased (provided that if the Notes are held as Global Notes with the Depository Trust Company and are eligible for ATOP, such withdrawal shall comply with the ATOP procedures); and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple thereof. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee, the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate (upon receipt of a Company Order) and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1.00 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Notwithstanding the foregoing, if the Notes are held as a Global Note by the Depository Trust Company or a nominee thereof, and the Notes are eligible for purchase pursuant to ATOP, the Issuers may comply with the ATOP procedures rather than the procedures set forth above. In addition, to the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.19, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 5.19 by virtue thereof.

         SECTION 5.20 ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture, the Company shall (a) cause such newly acquired or created Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto, pursuant to which such Restricted Subsidiary shall guarantee payment of the Notes as provided in
Article XII hereof and (b) deliver an Opinion of Counsel to the Trustee within 10 business days of the date on which such Restricted Subsidiary was acquired or created.

         SECTION 5.21 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default under this Indenture; provided, however, that OLP and EOTT Finance may not be designated as Unrestricted Subsidiaries and each of OLP and EOTT Finance shall at all times continue to be direct or indirect wholly-owned Subsidiaries of the Company. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary pursuant to this Section 5.21, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under clause (I) of Section 5.11 hereof or for Permitted Investments, as applicable. All such outstanding Investments shall be valued at their fair market value at the time of such designation as determined by the Board of Directors as set forth in an Officers' Certificate delivered to the Trustee. Such designation will only be permitted if such Restricted Payment or Permitted Investment would be permitted at such time and such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary herein. All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if (1) a Default is not continuing under this Indenture, (2) the redesignation would not cause a Default under this Indenture,
(3) such Subsidiary becomes a Subsidiary Guarantor pursuant to Section 5.20 hereof and (4) provided that, after giving effect to such designation, the Company and its remaining Restricted Subsidiaries could Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 5.12 hereof. A subsidiary may not be designated as an Unrestricted Subsidiary unless at the time of such designation, (1) it has no Indebtedness other than Non-Recourse Debt; (2) no portion of the Indebtedness or any other obligation of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization and operation of such Subsidiary or by law) (a) is guaranteed by the Company or any other Restricted Subsidiary, except as such Indebtedness is permitted by Section 5.11 and 5.12 hereof, (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way (including any "claw-back," "keep-well" or "make-well" agreements or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary, except as such Indebtedness or Investment is permitted by Sections 5.12 and 5.13 hereof) or (c) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (3) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Subsidiary Guarantee of such entity shall be released.

         SECTION 5.22 BUSINESS ACTIVITIES. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business that is not a Permitted Business.

         SECTION 5.23 RESTRICTIONS ON NATURE OF INDEBTEDNESS AND ACTIVITIES OF EOTT FINANCE. In addition to the restrictions set forth in Section 5.12 hereof, EOTT Finance shall not Incur any Indebtedness unless (a) the Company is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Company, used to acquire Outstanding Notes issued by the Company or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitations of this Section 5.23. EOTT Finance shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company.

         SECTION 5.24 PAYMENTS FOR CONSENT. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.


                                   ARTICLE VI.
                           HOLDERS' LISTS AND REPORTS
                         BY THE ISSUERS AND THE TRUSTEE

         SECTION 6.1 ISSUERS TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF HOLDERS; PRESERVATION OF INFORMATION. The Issuers covenant and agree that they will furnish or cause to be furnished to the Trustee with respect to the Registered Notes:

                  (a) not more than 15 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Registered Holders as of such record date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

         The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (i) contained in the most recent list furnished to it as provided in this Section
6.1 or (ii) received by it in the capacity of Paying Agent or Registrar (if so acting) hereunder.

         The Trustee may destroy any list furnished to it as provided in this
Section 6.1 upon receipt of a new list so furnished.

         SECTION 6.2 COMMUNICATIONS TO HOLDERS. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

         SECTION 6.3 REPORTS BY ISSUERS. (a) The Issuers covenant and agree, and any obligor hereunder shall covenant and agree, to file with the Trustee, within 15 days after the Issuers or such obligor, as the case may be, is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuers or such obligor, as the case may be, may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if either of the Issuers or such obligor, as the case may be, is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the SEC in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Issuers covenant and agree, and any obligor hereunder shall covenant and agree, to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Issuers or such obligor, as the case may be, with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         SECTION 6.4 REPORTS BY TRUSTEE. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto.

         Reports pursuant to this Section 6.4 shall be transmitted by mail:

                  (1) to all Registered Holders, as the names and addresses of such Holders appear in the Note Register;

                  (2) except in the cases of reports under Section 313(b)(2) of the Trust Indenture Act, to each holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 6.1.

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuers agree to promptly notify the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 6.5 RECORD DATES FOR ACTION BY HOLDERS. If the Issuers shall solicit from the Holders of Notes any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Issuers may, at their option, by resolution of the Board of Directors, fix in advance a record date for the determination of Holders of Notes entitled to take such action, but the Issuers shall have no obligation to do so. Any such record date shall be fixed at the Issuers' discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders of Notes for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such action, and for that purpose the Outstanding Notes shall be computed as of such record date.


                                  ARTICLE VII.
                              DEFAULTS AND REMEDIES

         SECTION 7.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" occurs if:

         (a) the Issuers default in the payment when due of interest on the Notes and such default continues for a period of 30 days;

         (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company or any of its Subsidiaries fails to comply with any of the provisions of Section 5.14 or 5.19 or Article IV hereof;

         (d) the Company or any of its Restricted Subsidiaries fails to comply for 30 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, with any of the provisions of Section 5.12 hereof;

         (e) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes;

         (f) an Issuer or any of the Company's Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or by any of the Company's Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if that default: (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

         (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against an Issuer or any of the Company's Restricted Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million.

         (h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guarantee;

         (i) the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (1) commences a voluntary case,

                  (2) consents to the entry of an order for relief against it in an involuntary case,

                  (3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (4) makes a general assignment for the benefit of its creditors, or

                  (5) generally is not paying its debts as they become due; or

         (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (1) is for relief against the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (2) appoints a Custodian of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (3) orders the liquidation of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

         SECTION 7.2 ACCELERATION. If any Event of Default (other than an Event Default specified in clause (i) or (j) of Section 7.1 hereof with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section
7.1 hereof occurs with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all Outstanding Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         SECTION 7.3 OTHER REMEDIES.

         (a) Subject to Sections 7.3 and 7.5 hereof, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes of this Indenture.

         (b) Subject to Sections 7.4 and 7.5 hereof, the Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a
Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 7.4 WAIVER OF PAST DEFAULTS. Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind an acceleration and its consequences, as provided in Section 7.2). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 7.5 CONTROL BY MAJORITY. Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

         SECTION 7.6 LIMITATION ON SUITS. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the Outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

         SECTION 7.7 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 7.8 COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 7.1(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 7.9 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 7.10 PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 8.6, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expense of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

         SECTION 7.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regarding to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.7 hereof, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.


                                  ARTICLE VIII.
                             CONCERNING THE TRUSTEE

         SECTION 8.1 CERTAIN DUTIES AND RESPONSIBILITIES. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a) this subsection shall not be construed to limit the effect of the first paragraph of this Section 8.1;

                  (b) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                           (1) the duties and obligations of the Trustee with
                  respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to the Notes as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the Notes shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (c) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                  (d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

         None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 8.2 CERTAIN RIGHTS OF TRUSTEE. Except as otherwise provided in
Section 8.1:

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Issuers mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of each of the Issuers;

                  (c) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be Incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the Outstanding Notes affected by such matter; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be Incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The expense of every such investigation shall be paid by the Issuers or, if paid by the Trustee, shall be repaid by the Issuers upon demand;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed by it with due care hereunder;

                  (h) if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee, and such notice references the Notes and this Indenture; and

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee to act hereunder.


         SECTION 8.3 TRUSTEE NOT LIABLE FOR RECITALS IN INDENTURE OR IN THE NOTES. The recitals contained herein and in the Notes (except the Trustee's certificate of authentication) shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuers are true and accurate. The Trustee shall not be accountable for the use or application by the Issuers of any of the Notes or of the proceeds thereof.

         SECTION 8.4 TRUSTEE, PAYING AGENT OR REGISTRAR MAY OWN NOTES. The Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and subject to the provisions of the Trust Indenture Act relating to conflicts of interest and preferential claims may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

         SECTION 8.5 MONEYS RECEIVED BY TRUSTEE TO BE HELD IN TRUST. Subject to the provisions of Section 11.6, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Issuers upon a Company Order.

         SECTION 8.6 COMPENSATION AND REIMBURSEMENT. The Issuers covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder as agreed to in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided herein, the Issuers will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advances as may arise from its negligence or bad faith. The Issuers also covenant to indemnify, and to hold the Trustee and its officers, directors employees and agents harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Issuers under this Section 8.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The Issuers and the Holders agree that such additional Indebtedness shall be secured by a Lien prior to that of the Notes upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(i) or (j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.

         SECTION 8.7 RIGHT OF TRUSTEE TO RELY ON AN OFFICERS' CERTIFICATE WHERE NO OTHER EVIDENCE SPECIFICALLY PRESCRIBED. Except as otherwise provided in
Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 8.8 SEPARATE TRUSTEE; REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by giving notice to the Issuers. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 8.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 8.8.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 8.6.

         If a successor Trustee does not take office within 60 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Notes.

         If the Trustee fails to comply with Section 8.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

         Notwithstanding the replacement of the Trustee pursuant to this Section 8.8, the Issuers' obligations under Section 8.6 shall continue for the benefit of the retiring Trustee.

         SECTION 8.9 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of the predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 8.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Notes. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

         SECTION 8.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

         SECTION 8.12 COMPLIANCE WITH TAX LAWS. The Trustee hereby agrees to comply with all U.S. Federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Notes, whether acting as Trustee, Registrar, Paying Agent or otherwise with respect to the Notes.


                                   ARTICLE IX.
                             CONCERNING THE HOLDERS

         SECTION 9.1 EVIDENCE OF ACTION BY HOLDERS. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Section 6.2 or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

         SECTION 9.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF NOTES. Subject to the provisions of Sections 8.1, 8.2 and 13.9, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

         The ownership of Registered Notes shall be proved by the Note Register or by a certificate of the Registrar. The Trustee may require such additional proof of any matter referred to in this Section 9.2 as it shall deem necessary.

         SECTION 9.3 WHO MAY BE DEEMED OWNER OF NOTES. Prior to due presentment for registration of transfer of any Registered Note, the Issuers, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name any Registered Note shall be registered upon the books of the Issuers as the absolute owner of such Registered Note (whether or not such Registered Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Registered Note and for all other purposes, and neither the Issuers nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Registered Note.

         None of the Issuers, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 9.4 INSTRUMENTS EXECUTED BY HOLDERS BIND FUTURE ORDERS. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 9.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in
Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or such other Notes. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuers, the Trustee and the Holders of all the Notes.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Registered Notes entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Registered Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Registered Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture shall have been received within such 120-day period.

                                   ARTICLE X.
                             SUPPLEMENTAL INDENTURES

         SECTION 10.1 PURPOSES FOR WHICH SUPPLEMENTAL INDENTURE MAY BE ENTERED INTO WITHOUT CONSENT OF HOLDERS. The Issuers, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

                  (a) to evidence the succession pursuant to Article IV of another Person to either of the Issuers, or successive successions, and the assumption by the Successor Company (as defined in Section 4.1) of the covenants, agreements and obligations of the Company or EOTT Finance, as the case may be, in this Indenture and in the Notes;

                  (b) to surrender any right or power herein conferred upon the Issuers, to add to the covenants of the Issuers such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Notes as the Board of Directors shall consider to be for the protection of the Holders of such Notes, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of Notes to waive such default;

                  (c) to cure any ambiguity or to correct or supplement any provision contained herein, in any supplemental Indenture or in any Notes that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture or in the Notes; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Notes;

                  (d) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any Indenture supplemental hereto under the Trust Indenture Act as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

                  (e) to add to or change any of the provisions of this Indenture to change or eliminate any restrictions on the payment of principal of, or premium, if any, or interest on, Registered Notes; provided that any such action shall not adversely affect the holders of the Notes in any material respect;

                  (f) to comply with Article IV;

                  (g) to provide for the issuance of PIK Notes;

                  (h) to add Subsidiary Guarantees with respect to the Notes or to secure the Notes; and

                  (i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes.

         The Trustee is hereby authorized to join with the Issuers in the execution of any such supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental Indenture authorized by the provisions of this Section
10.1 may be executed by the Issuers and the Trustee without the consent of the Holders of Notes at the time Outstanding, notwithstanding any of the provisions of Section 10.2.

         After an amendment under this Section 10.1 becomes effective, the Issuers shall mail to Holders of Notes affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.1.

         SECTION 10.2 MODIFICATION OF INDENTURE WITH CONSENT OF HOLDERS OF NOTES. Without notice to any Holder but with the consent (evidenced as provided in Section 9.1) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, the Issuers, when authorized by a resolution of their respective Board of Directors, and the Trustee, may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, that no such supplemental Indenture, without the consent of the Holders of each Note so affected, shall (i) reduce the percentage in principal amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or extend the Stated Maturity of any Note; (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed in accordance with Article III; (v) make any Note payable in currency other than that stated in the Note; (vi) release any security that may have been granted in respect of the Notes; or (vii) make any change in Section 7.4 or this Section 10.2.

         Upon the request of the Issuers, accompanied by a copy of a resolution of the Board of Directors authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Issuers in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         After an amendment under this Section 10.2 becomes effective, the Issuers shall mail to Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 10.2.

         SECTION 10.3 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental Indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuers and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         The Trustee, subject to the provisions of Sections 8.1 and 8.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental Indenture complies with the provisions of this Article X and that all conditions precedent have been satisfied.

         SECTION 10.4 NOTES MAY BEAR NOTATION OF CHANGES BY SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuers, authenticated by the Trustee and delivered in exchange for the Notes then outstanding. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.


                                   ARTICLE XI.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 11.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Issuers may, at the option of the Board of Directors of the Issuers evidenced by resolutions set forth in an Officers' Certificate, at any time, elect to have either Section 11.2 or 11.3 hereof be applied to all Outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article XI.

         SECTION 11.2 LEGAL DEFEASANCE AND DISCHARGE. Upon the Issuers' exercise under Section 11.1 hereof of the option applicable to this Section 11.2, each of the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 11.4 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that each of the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purpose of Section 11.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, and each of the Subsidiary Guarantors shall be deemed to have discharged its obligations under its Subsidiary Guarantee (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 11.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium on, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article II and Section 5.2, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article XI. Subject to compliance with this Article XI, the Issuers may exercise their option under this Section 11.2 notwithstanding the prior exercise of their option under Section 11.3 hereof.


A

         SECTION 11.3 COVENANT DEFEASANCE. Upon the Issuers' exercise under
Section 11.1 hereof of the option applicable to this Section 11.3, each if the Issuers shall, subject to the satisfaction of the conditions set forth in
Section 11.4 hereof, be released from its obligations under the covenants contained in Sections 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19,
5.20, 5.21, 5.22, 5.23 and 5.24 hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 11.4 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereto) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.1 hereof, but, except as specified above, the remainder of this Indenture, the Subsidiary Guarantees and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section
11.1 hereof of the option applicable to this Section 11.3 hereof, subject to the satisfaction of the conditions set forth in Section 11.4 hereof, Sections 7.1(e) through 7.1(g) hereof shall not constitute Events of Default.

         SECTION 11.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 11.2 or 11.3 hereof to the Outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accounts, to pay the principal of, premium on, if any, and interest on the Outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 11.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 11.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article XI concurrently with such Incurrence) or insofar as Sections 7.01(i) or 7.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         SECTION 11.5 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to Section 11.6 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.5, the "TRUSTEE") pursuant to Section 11.4 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying

Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium on, of any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

         Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 11.6 REPAYMENT TO ISSUERS. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 11.7 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 11.2 or 11.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes and the Subsidiary Guarantors' obligations under the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 11.2 or 11.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE XII.
                              SUBSIDIARY GUARANTEES

         SECTION 12.1 SUBSIDIARY GUARANTEES. Each Subsidiary Guarantor hereby jointly and severally unconditionally and irrevocably guarantees (the "SUBSIDIARY GUARANTEES") to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "NOTE OBLIGATIONS"). Each Subsidiary Guarantor further agrees that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this
Article XII notwithstanding any extension or renewal of any Note Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Note Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Note Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any Note held by any Holder or the Trustee for the Note Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Note Obligations; or (f) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 12.2(b) hereof.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Note held for payment of the Note Obligations.

         The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Note Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Note or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Note Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of either of the Issuers or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Note Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Note Obligation, each Subsidiary Guarantor hereby promises to and shall forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Note Obligations, (ii) accrued and unpaid interest on such Note Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Note Obligations of the Issuers to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Obligations guaranteed hereby until payment in full of all Note Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of any Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VII hereof, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 12.2 LIMITATION ON LIABILITY. (a) any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Note Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

                  (b) This Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect upon the sale or other transfer (i) by such Subsidiary Guarantor of all of its assets or
         (ii) by the Company, directly or indirectly of all of its Equity Interests in such Subsidiary Guarantor, to a Person that is not an Affiliate of the Issuers, in each case in accordance with the provisions of Article IV hereof, provided, however, that such sale or transfer shall be deemed to constitute an Asset Sale and the Issuer shall comply with their obligations under Section 5.14 hereof.

         SECTION 12.3 SUCCESSORS AND ASSIGNS. This Article XII shall be binding upon each Subsidiary Guarantor and, except as provided in Section 12.2(b), its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 12.4 NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

         SECTION 12.5 MODIFICATION. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 12.6 EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE SUBSIDIARY GUARANTORS. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 5.20 hereof shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XII and shall guarantee the Note Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principals of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                  ARTICLE XIII.
                            MISCELLANEOUS PROVISIONS

         SECTION 13.1 SUCCESSORS AND ASSIGNS OF ISSUERS BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company, EOTT Finance or the Trustee shall bind its successors and assigns, whether so expressed or not.

         SECTION 13.2 ACTS OF BOARD, COMMITTEE OR OFFICER OF SUCCESSOR COMPANY VALID. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuers shall and may be done and performed with like force and effect by the like board, committee or officer of any Successor Company.

         SECTION 13.3 REQUIRED NOTICES OR DEMANDS. Except as otherwise expressly provided in this Indenture, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuers may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Issuers with the Trustee) as follows:
EOTT Energy LLC, 2000 West Sam Houston Parkway, South, Suite 400, Houston, TX 77042, Attention: Chief Financial Officer. Except as otherwise expressly provided in this Indenture, any notice, direction, request or demand by the Issuers or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited, postage prepaid, in a post office letter box in the United States addressed to the Corporate Trust Office of the Trustee. The Issuers or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice required or permitted to a Registered Holder by the Issuers or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Note Register. Any report pursuant to Section 313 of the Trust Indenture Act shall be transmitted in compliance with subsection (c) therein.

         In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose thereunder.

         Failure to mail a notice or communication to a Holder or any defect in it or any defect in any notice by publication as to a Holder shall not affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed or published in the manner provided above, it is conclusively presumed duly given.

         SECTION 13.4 INDENTURE AND NOTES TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Indenture and each Note shall be deemed to be New York contracts, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

         SECTION 13.5 OFFICERS' CERTIFICATE AND OPINION OF COUNSEL TO BE FURNISHED UPON APPLICATION OR DEMAND BY THE ISSUERS. Upon any application or demand by the Issuers to the Trustee to take any action under any of the provisions of this Indenture, the Issuers shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition, (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         SECTION 13.6 PAYMENTS DUE ON LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of and premium, if any, on the Notes or the date fixed for redemption or repayment of any Note shall not be a business day then payment of interest or principal and premium, if any, need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a record date is not a business day, the record date shall not be affected.

         SECTION 13.7 PROVISIONS REQUIRED BY TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

         SECTION 13.8 COMPUTATION OF INTEREST ON NOTES. Interest, if any, on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 13.9 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any Paying Agent may make reasonable rules for their functions.

         SECTION 13.10 NO RECOURSE AGAINST OTHERS. An incorporator or any past, present or future director, officer, partner, employee, stockholder, unitholder or member, as such, of the Issuers or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuers under the Notes, this Indenture or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 13.11 SEVERABILITY. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13.12 EFFECT OF HEADINGS. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 13.13 INDENTURE MAY BE EXECUTED IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                     ISSUERS:

                                     EOTT ENERGY LLC


                                     By: /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President

                                     EOTT ENERGY FINANCE CORP.


                                     By: /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President


                                     TRUSTEE:

                                     THE BANK OF NEW YORK


                                     By: /s/ REMO J. REALE
                                         ---------------------------------------
                                          Name:  Remo J. Reale
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------


                                     SUBSIDIARY GUARANTORS

                                     EOTT ENERGY PARTNERS, L.P.

                                     By:  EOTT Energy General Partner, L.L.C.,
                                     its general partner


                                     By: /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President


                                     EOTT ENERGY GENERAL PARTNER, L.L.C.

                                     By: /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President

                                     EOTT ENERGY OPERATING LIMITED PARTNERSHIP

                                     By: EOTT Energy General Partner, L.L.C.,
                                     its general partner

                                     By:   /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President

                                     EOTT ENERGY PIPELINE LIMITED PARTNERSHIP

                                     By:  EOTT Energy General Partner, L.L.C.,
                                     its general partner


                                     By:   /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President

                                     EOTT ENERGY CANADA LIMITED PARTNERSHIP

                                     By:  EOTT Energy General Partner, L.L.C.,
                                     its general partner


                                     By:   /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President

                                     EOTT ENERGY LIQUIDS L.P.

                                     By:  EOTT Energy General Partner, L.L.C.,
                                     its general partner


                                     By:   /s/ DANA R. GIBBS
                                         ---------------------------------------
                                         Dana R. Gibbs, President

                                                                       EXHIBIT A
                                 (Face of Note)

================================================================================

CUSIP _______________                                            No. 1
9% Senior Notes due 2010                                           $104,000,000

                                 EOTT ENERGY LLC
                            EOTT ENERGY FINANCE CORP.

jointly and severally promises to pay to Cede & Co., or registered assigns, the principal sum of
One Hundred Four Million Dollars
on March 1, 2010.

Interest Payment Dates:    September 1st and March 1st

Record Dates:     August 15th and February 15th

                                            EOTT ENERGY LLC


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

This is one of the                          EOTT ENERGY FINANCE CORP.
Notes referred to in the
within-mentioned Indenture:
                                            By:
                                               ---------------------------------
Dated:  March 1, 2003                       Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
The Bank of New York,
as Trustee
                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
By:                                         Title:
   ------------------------------                 ------------------------------
Authorized Signatory



================================================================================

                                 (Back of Note)

                            9% Senior Notes due 2010

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Each of EOTT Energy LLC, a Delaware limited liability company (the "COMPANY"), and EOTT Energy Finance Corp., a Delaware corporation ("EOTT FINANCE" and together with the Company, the "ISSUERS"), jointly and severally promises to pay interest on the principal amount of this Note at 9% per annum from March 1, 2003 until maturity. The Issuers will pay interest semi-annually on September 1st and March 1st of each such year, or if any such day is not a business day, on the next succeeding business day (each an "INTEREST PAYMENT DATE"). The Company, in its sole discretion, may pay up to $10,660,000 in interest due on the first two Interest Payment Dates in kind by issuing PIK Notes in lieu of paying cash. Payments of interest in kind (rather than cash) by issuance of PIK Notes shall be at an assumed interest rate of 10% per annum. For the avoidance of doubt, for example, the Company may issue $5.2 million in aggregate principal amount of PIK Notes in lieu of paying $4.68 million of interest in cash on the first Interest Payment Date and $5.46 million in aggregate principal amount of PIK Notes in lieu of paying $4.914 million of interest in cash on the second Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be September 1, 2003. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. In addition, the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Issuers will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on August 15th or February 15th next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without The City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, the Global Note and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

         4. Indenture. The Issuers issued the Notes under an Indenture dated as of March 1, 2003 (the "INDENTURE"), between the Trustee, the Issuers, EOTT Energy Partners, L.P., a Delaware limited partnership ("EPLP"), EOTT Energy General Partner, L.L.C., a Delaware limited liability company ("EOTT GP LLC"), EOTT Energy Operating Limited Partnership, a Delaware limited partnership ("OLP"), EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership ("PLP"), EOTT Energy Canada Limited Partnership, a Delaware limited partnership ("CLP"), EOTT Energy Liquids, L.P. ("ELP" and, together with EPLP, EOTT GP LLC, OLP, PLP and CLP, the "SUBSIDIARY GUARANTORS"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77 aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are joint and several obligations of the Issuers initially in aggregate principal amount of $104.0 million. The Issuers are permitted to issue up to an additional $10.25 million in aggregate principal amount of PIK Notes under the Indenture to pay interest due on the first two Interest Payment Dates. Any such PIK Notes that are actually issued will be treated as issued and outstanding Notes (and as the same class as the Notes initially issued hereunder) for all purposes of the Indenture, unless the context clearly indicates otherwise. To secure the due and punctual payment of the principal and interest on the Notes and all other accounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Note Obligations under the Indenture and the Notes pursuant to the terms of the Indenture.

         5. Optional Redemption. The Issuers shall not have the option to redeem the Notes prior to maturity.

         6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. Repurchase at Option of Holder. (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If either of the Issuers or a Restricted Subsidiary of the Company consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing similar asset sale provisions (as "ASSET SALE OFFER") pursuant to
Section 3.3 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Notes.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to evidence the succession of another Person to either of the Issuers or otherwise comply with Article IV of the Indenture, to surrender any right or power conferred upon the Issuers or add to the covenants of the Issuers for the protection of the Holders, to cure any ambiguity, defect, or inconsistency, to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Notes, to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to change or eliminate any restrictions on the payment of principal of, or premium, if any, or interest on, Registered Notes, to provide for the issuance of PIK Notes, to add Subsidiary Guarantees with respect to the Notes or to secure the Notes, or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.

         12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Subsidiaries to comply with any of the provisions of Section 5.14 or 5.19 or
Article IV of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class with any of the provisions of
Section 5.12 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries to comply for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding with any other agreements in the Indenture or the Notes;
(vi) default under certain other agreements relating to Indebtedness of an Issuer or any of the Company's Restricted Subsidiaries which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceedings to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or any Subsidiary Guarantee and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. A past, present or future director, officer, partner, employee, incorporator, stockholder, unitholder or member of the Issuers or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         EOTT Energy LLC
         2000 West Sam Houston Parkway, South, Suite 400
         Houston, Texas 77042
         Attention:  Corporate Secretary

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:
     -------------------------------

                                Your Signature:
                                               --------------------------------
                     (Sign exactly as your name appears on the face of the Note)


                                Tax Identification No:
                                                      -------------------------


Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.14 or 5.19 of the Indenture, check the box below:

         [ ]      Section 5.14               [ ]      Section 5.19

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.14 or Section 5.19 of the Indenture, state the amount you elect to have purchased: $ ____________________.


Date:
     -------------------------------

                                Your Signature:
                                               --------------------------------
                     (Sign exactly as your name appears on the face of the Note)


                                Tax Identification No:
                                                      -------------------------

Signature Guarantee.

              SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

                     The following increases or decreases in this Global Note, have been made:


                                                                   Principal Amount
                              Amount of          Amount of                 of           Signature of
                             decrease in        increase in         this Global Note     authorized
                              Principal      Principal Amount        following such      officer of
       Date of                Amount of             of                  decrease        Trustee or Note
      Exchange            this Global Note   this Global Note         (or increase)       Custodian
---------------------     ----------------  -----------------      -----------------   ----------------




                                                                       EXHIBIT B


                         FORM OF LEGEND FOR GLOBAL NOTES

         Any Global Note authenticated and delivered hereunder shall bear a legend in addition to the Transfer Restricted Note Legend, if required by
Section 2.15 hereof, in substantially the following form:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OF ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                        TRANSFER RESTRICTED NOTES LEGEND

"THE NOTES REPRESENTED BY THIS CERTIFICATE ARE OWNED BY AN UNDERWRITER AS DEFINED BY SECTION 1145 OF TITLE 11, U.S. CODE, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF SUCH NOTES IS REGISTERED UNDER THE SECURITIES ACT OF 1933,
(II) THERE IS FURNISHED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO EOTT ENERGY LLC THAT REGISTRATION OF SUCH NOTES UNDER SUCH ACT IS NOT REQUIRED, OR (III) THE HOLDER OF SUCH NOTES PROVIDES EVIDENCE REASONABLY SATISFACTORY TO EOTT ENERGY LLC THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         Such certificates shall be endorsed on the front thereof as follows:

         "SEE RESTRICTIONS ON TRANSFER HEREOF ON REVERSE SIDE."

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS
                                                                         ,
                                                          ---------------  -----






         Re: EOTT Energy LLC Indenture (the "INDENTURE") relating to 9% Senior Notes due 2010

Ladies and Gentlemen:

         In connection with our proposed purchase of 9% Senior Notes due 2010 (the "NOTES"), of EOTT Energy LLC (the "COMPANY"), we confirm that:

         1. We have received such information as we deem necessary in order to make our investment decision.

         2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

         3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         4. We understand that, on any proposed resale of Notes, we will be required to furnish to you and the Company, such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be, for an indefinite period.

         6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

         You and the Company and yours and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                           [Name of Transferee]


                                           By:
                                              ----------------------------------
                                                    [Authorized Signatory]

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of _____________, between __________ (the "SUBSIDIARY GUARANTOR"), a direct or indirect subsidiary of EOTT Energy LLC (or its successor), a Delaware limited liability company (the "COMPANY"), and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the TRUSTEE").

         WHEREAS, the Company and EOTT Energy Finance Corp., a Delaware corporation ("EOTT FINANCE" and, together with the Company, the "ISSUERS"), have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of March 1, 2003, among the Issuers, EOTT Energy Partners, L.P., a Delaware limited partnership, EOTT Energy General Partner, L.L.C., a Delaware limited liability company, EOTT Energy Operating Limited Partnership, a Delaware limited partnership, EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership, EOTT Energy Canada Limited Partnership, a Delaware limited partnership, EOTT Energy Liquids, L.P., a Delaware limited partnership and the Trustee, providing for the issuance of an aggregate principal amount of $104,000,000 of 9% Senior Notes due 2010 (the "NOTES") and up to an additional $10,660,000 in aggregate principal amount of PIK Notes (as defined in the Indenture);

         WHEREAS, Section 5.20 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Issuers' obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with all other subsidiary Guarantors under the Indenture, to guarantee the Issuers' obligations under the Notes on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                              [SUBSIDIARY GUARANTOR],


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              THE BANK OF NEW YORK, as Trustee


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------